Exhibit 32
CERTIFICATIONS UNDER SECTION 906

Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), each of the undersigned officers of The ONE Group Hospitality, Inc., a Delaware corporation (the “Company”), does hereby certify, to such officer’s knowledge, that:
The Quarterly Report for the three months ended June 30, 2017 (the “Form 10-Q”) of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	August 14, 2017	By:	/s/ Jonathan Segal
Jonathan Segal
Chief Executive Officer and President
(Principal Executive Officer)

Date:	August 14, 2017	By:	/s/ Linda Siluk
Linda Siluk
Chief Financial Officer
(Principal Financial Officer)